Exhibit 99.1

SeaChange International Reports Fiscal First Quarter 2021 Financial Results

WALTHAM, MA – June 11, 2020 – SeaChange International Inc. (NASDAQ: SEAC), a leading provider of video delivery platforms, today reported financial results for the fiscal first quarter ended April 30, 2020.

Management Commentary

“As we previously communicated on May 21, 2020, our business was impacted by the COVID-19 pandemic in the fiscal first quarter, but we’ve acted swiftly and confronted these headwinds directly,” said SeaChange CEO Yossi Aloni. “During the period, a majority of our customers temporarily paused technology purchasing and deployment decisions to focus on their internal operations, including servicing the surging demand for bandwidth due to higher overall network usage. In response to the pandemic and the shift in our customers’ behavior, we have shifted to a leaner, more focused operation which has allowed us to reduce our cost structure and more fully align our strategy with current market demands. We anticipate that these optimization measures, coupled with our quarter-end cash position of nearly $10 million, provide us with sufficient resources to execute our growth strategy.

“Despite the recent challenges, we have been encouraged by our initial success and recently secured our first Framework win that included our new Ad Insertion module. We believe that monetizing unsold ad inventory during this difficult time is a tremendous value-add that our Framework platform can provide. SeaChange’s unique technology offers TV providers a digital-like workflow for all platforms, including linear, video on demand and Over-the-Top. COVID-19 has also dramatically accelerated the TV and video industry’s shift in how content is being consumed at home, which has resulted in a robust pipeline of new opportunities as well as continued interest in our Framework solution as operators look to preserve their revenue base and reduce operating expenses. We believe that our industry-leading solutions and disruptive go-to-market strategy will enable us to capitalize on the disruption-in-process and the accelerating demand for streaming services.

“Looking ahead, we believe that the decisive measures we took over the last several months have allowed us to not only mitigate the present macro risks, but also will better position us to capitalize on the anticipated demand for our solutions in the second half of fiscal 2021. Based on our current pipeline of opportunities and customer engagement, we expect to generate growth and profitability in the second of half of the fiscal year.”

First Quarter Fiscal 2021 and Recent Operational Highlights

•

Expanded our relationship with Amazon Web Services (AWS) to provide new functionalities for SeaChange’s Framework platform with AWS machine learning (ML) services. The enhanced functionality is designed to enable SeaChange’s customers to reduce subscriber churn by improving viewer engagement and to increase revenues through better monetization of advertising inventory.

•

In response to COVID-19, in late March through May the Company implemented permanent and temporary cost-optimization measures, which are in addition to the actions the Company took in fiscal 2020, which are expected to result in more than $5 million in annualized cost savings.

•

Secured two new customer wins with multi-year commitments for the Framework video delivery platform, bringing the total number of Framework customers secured since March 2019 to 28 with more than $60 million in total contract value.

First Quarter Fiscal 2021 Financial Results

•

Total revenue decreased 19% to $6.9 million from $8.5 million in the same period last year. Product revenue increased 163% to $3.1 million (or 45% of total revenue) from $1.2 million (or 14% of revenue) in the same period last year. Service revenue decreased 48% to $3.8 million (or 55% of total revenue) from $7.3 million (or 86% of total revenue) in the same period last year.

•	Revenue backlog at quarter end increased 97% to $21.7 million from $11.0 million at the end of the first quarter of fiscal 2020.
•	Gross profit decreased by 14% to $2.5 million (or 36% of total revenue) from $2.9 million (or 34% of total revenue) in the same period last year.
•	Total operating expenses decreased by 24% to $8.8 million from $11.6 million in the same period last year.
•	GAAP loss from operations totaled $6.3 million, an improvement from a loss of $8.7 million in the same period last year.
•	Non-GAAP loss from operations totaled $5.2 million, or $(0.14) per basic share, an improvement from a loss of $7.5 million, or $(0.20) per basic share, in the same period last year.
•	GAAP net loss totaled $6.5 million, or $(0.17) per basic share, an improvement from a loss of $10.8 million, or $(0.30) per basic share, in the same period last year.
•

Cash, cash equivalents, restricted cash and marketable securities totaled $9.8 million at quarter-end. Also, the Company had no debt at quarter-end. Management currently believes the Company’s liquidity position coupled with the recent cost-reduction measures enable the company to execute its growth strategy.

Business Outlook

The Company intends to provide financial guidance for fiscal 2021 when management has greater visibility with respect to returning to a more normal operating environment.

Conference Call

SeaChange will host a conference call today (June 11, 2020) at 5:00 p.m. Eastern time (2:00 p.m. Pacific time) to discuss these results.

SeaChange management will host the call, followed by a question and answer period.

U.S. dial-in number: 877-407-8037

International number: 201-689-8037

Meeting Number: 13704490

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 949-574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of SeaChange’s website. To accompany the call, SeaChange will make available a supplemental slide deck and management’s prepared remarks, both of which will be posted in the investors section of SeaChange’s website prior to the call.

About SeaChange International, Inc.

SeaChange International (NASDAQ: SEAC) powers hundreds of cloud and on-premises platforms with live TV and video on demand (VOD) for more than 50 million subscribers worldwide. SeaChange's end-to-end solution, the Framework, enables operators and content owners to cost-effectively launch a direct-to-consumer video service. This includes back-office, media asset management, ad management, analytics and a client application for set-top boxes (STB), Smart-TVs and mobile devices. Framework is available as a product or managed service, and can be deployed on-premises, in the cloud or as a hybrid. For more information, please visit www.seachange.com.

Safe Harbor Provision

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, as amended to date.  Forward-looking statements can be identified by words such as "may," "might," "will," "should," "could," "expects," "plans," "anticipates," "believes," "seeks," "intends," "estimates," "predicts," "potential" or "continue," the negative of these terms and other comparable terminology.  Examples of forward-looking statements include, among others, statements we make regarding our ability to grow our revenue and profitability and the potential timing of such growth; statements about our ability to capitalize on current and future demand and industry disruption; actual annualized cost savings to be realized as a result of our recent cost-saving measures; the timing and outcome of potential and current customers’ decision-making regarding future engagements with the Company in light of the effects of the COVID-19 pandemic; the future predictability of demand for the Framework; the Framework’s ability to reduce our current and potential customers’ operating expenses and increase revenue through better monetization of advertising inventory; the ability of Framework’s new functionalities to reduce subscriber churn by improving viewer engagement; our ability to provide detailed fiscal 2021 guidance in the future; the overall duration and effect of the COVID-19 pandemic on our business and that of our customers and the video delivery technology industry as a whole; the Company’s ability to execute its growth strategy, in light of its current resources and recent cost reduction measures; and other statements that are not purely statements of historical fact.  These forward-looking statements are made on the basis of the current beliefs, expectations, and assumptions of the management of the Company and are subject to a number of known and unknown risks and significant business, economic and competitive uncertainties that could cause actual results to differ materially from what may be expressed or implied in these forward-looking statements.  Risks that could cause actual results to differ include, but are not limited to: the impact of COVID-19 on our business and the economies in which we operate; the continued spending by the Company's customers on video solutions and services and expenses we may incur in fulfilling customer arrangements; the manner in which the multiscreen video and OTT markets develop; the Company's ability to compete in the software marketplace; the loss of or reduction in demand, or the return of product, by one of the Company's large customers or the failure of revenue acceptance criteria in a given fiscal quarter; the cancellation or deferral of purchases of the Company's products; any decline in demand or average selling prices for our products and services; failure to achieve our financial forecasts due to inaccurate sales forecasts or other factors, including due to expenses we may incur in fulfilling customer arrangements; the impact of our cost-savings and restructuring programs; the Company's ability to manage its growth; the risks associated with international operations; the ability of the Company to use its net operating losses, including the potential impact on these losses resulting from the Coronavirus Aid, Relief, and Economic Security (CARES) Act; the impact of changes in the market on the value of our investments; changes in the regulatory environment; and other risks that are described in further detail in the Company’s reports filed from time to time with the Securities and Exchange Commission (SEC), which are available at www.sec.gov, including but not limited to, such information appearing under the caption "Risk Factors" in the Company's Annual Report on Form 10-K. Any forward-looking statements should be considered in light of those risk factors. The Company cautions readers that such forward-looking statements speak only as of the date they are made. The Company disclaims any intent or obligation to publicly update or revise any such forward-looking statements to reflect any change in Company expectations or future events, conditions or circumstances on which any such forward-looking statements may be based, or that may affect the likelihood that actual results may differ from those set forth in such forward-looking statements.

SeaChange Contact:

Matt Glover
Gateway Investor Relations
949-574-3860
SEAC@gatewayir.com

SeaChange International, Inc.

Condensed Consolidated Balance Sheets

(Unaudited, amounts in thousands)

	April 30, 2020	January 31, 2020
Assets
Cash and cash equivalents	$6,387	$9,297
Marketable securities	3,430	4,617
Accounts and other receivables, net	9,332	12,127
Unbilled receivables	22,721	23,310
Prepaid expenses and other current assets	5,792	5,112
Property and equipment, net	601	554
Goodwill and intangible assets, net	11,642	12,075
Other assets	5,741	5,798
Total assets	$65,646	$72,890
Liabilities and Stockholders' Equity
Accounts payable and other liabilities	$15,167	$16,341
Deferred revenue	6,171	6,181
Deferred tax liabilities and income taxes payable	407	436
Total liabilities	21,745	22,958
Total stockholders' equity	43,901	49,932
Total liabilities and stockholders' equity	$65,646	$72,890

SeaChange International, Inc.

Condensed Consolidated Statements of Operations

(Unaudited, amounts in thousands, except per share data)

	For the Three Months Ended April 30,
	2020	2019
Revenue:
Product	$3,098	$1,179
Service	3,817	7,306
Total revenue	6,915	8,485
Cost of revenue:
Product	1,580	909
Service	2,826	4,668
Total cost of revenue	4,406	5,577
Gross profit	2,509	2,908
Operating expenses:
Research and development	4,166	4,252
Selling and marketing	2,126	2,852
General and administrative	2,054	4,249
Severance and restructuring costs	486	211
Total operating expenses	8,832	11,564
Loss from operations	(6,323)	(8,656)
Other expense, net	(208)	(1,791)
Loss before income taxes	(6,531)	(10,447)
Income tax (benefit) provision	(21)	402
Net loss	$(6,510)	$(10,849)
Net loss per share, basic	$(0.17)	$(0.30)
Net loss per share, diluted	$(0.17)	$(0.30)
Weighted average common shares outstanding, basic	37,521	36,461
Weighted average common shares outstanding, diluted	37,521	36,461

Comprehensive loss:
Net loss	$(6,510)	$(10,849)
Other comprehensive loss, net of tax:
Foreign currency translation adjustment	(24)	1,207
Unrealized gains on marketable securities	9	35
Total other comprehensive loss	(15)	1,242
Comprehensive loss	$(6,525)	$(9,607)

SeaChange International, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited, amounts in thousands)

	For the Three Months Ended April 30,
	2020	2019
Cash flows from operating activities:
Net loss	$(6,510)	$(10,849)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	357	550
(Recovery of) provision for bad debts	(316)	98
Stock-based compensation expense (credit)	357	(434)
Deferred income taxes	—	368
Realized and unrealized foreign currency transaction (gain) loss	(29)	1,207
Other	14	42
Changes in operating assets and liabilities:
Accounts receivable	3,111	9,870
Unbilled receivables	589	(491)
Inventory	—	166
Prepaid expenses and other current assets and other assets	(554)	(355)
Accounts payable	417	(1,591)
Accrued expenses and other liabilities	(1,689)	(438)
Deferred revenue	(10)	(828)
Net cash used in operating activities	(4,263)	(2,685)
Cash flows from investing activities:
Purchases of property and equipment	(138)	(50)
Cash paid for acquisitions, net	—	(3,838)
Purchases of marketable securities	—	(6,231)
Proceeds from sales and maturities of marketable securities	1,201	6,946
Net cash provided by (used in) investing activities	1,063	(3,173)
Cash flows from financing activities:
Proceeds from issuance of common stock	137	9
Net cash provided by financing activities	137	9
Effect of exchange rate on cash and cash equivalents	153	229
Net decrease in cash, cash equivalents and restricted cash	(2,910)	(5,620)
Cash, cash equivalents and restricted cash at beginning of period	9,297	20,317
Cash, cash equivalents and restricted cash at end of period	$6,387	$14,697
Supplemental disclosure of cash flow information
Income taxes paid	$11	$17
Non-cash activities:
Purchases of property and equipment included in accounts payable	$—	$19
Right-of-use assets obtained in exchange for lease obligations	$402	$2,048
Fair value of common stock issued in acquisition	$—	$874

Non-GAAP Measures

We define non-GAAP income (loss) from operations as U.S. GAAP net loss plus stock-based compensation expenses, amortization of intangible assets, non-operating expense professional fees, severance and other restructuring costs, loss on impairment of goodwill and long-lived assets, other expense, net, and income tax (benefit) provision. We discuss non-GAAP income (loss) from operations in our quarterly earnings releases and certain other communications, as we believe non-GAAP operating income (loss) from operations is an important measure that is not calculated according to U.S. GAAP. We use non-GAAP income (loss) from operations in internal forecasts and models when establishing internal operating budgets, supplementing the financial results and forecasts reported to our Board of Directors, determining a component of bonus compensation for executive officers and other key employees based on operating performance and evaluating short-term and long-term operating trends in our operations. We believe that the non-GAAP income (loss) from operations financial measure assists in providing an enhanced understanding of our underlying operational measures to manage the business, to evaluate performance compared to prior periods and the marketplace, and to establish operational goals. We believe that the non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in our financial and operational decision-making.

Non-GAAP income (loss) from operations is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with U.S. GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. We expect to continue to incur expenses similar to the financial adjustments described above in arriving at non-GAAP income (loss) from operations and investors should not infer from our presentation of this non-GAAP financial measure that these costs are unusual, infrequent or non-recurring. The following table includes the reconciliations of our U.S. GAAP income (loss) from operations, the most directly comparable U.S. GAAP financial measure, to our non-GAAP income (loss) from operations for the three months ended April 30, 2020.

SeaChange International, Inc.

Fiscal Year Reconciliation of GAAP to Non-GAAP

(Unaudited, amounts in thousands, except per share and percentage data)

	For the Three Months Ended April 30,
	2020	2019
	(Amounts in thousands)
GAAP net loss	$(6,510)	$(10,849)
Other expense, net	208	1,791
Income tax (benefit) provision	(21)	402
GAAP loss from operations	$(6,323)	$(8,656)
Amortization of intangible assets	284	299
Stock-based compensation	357	(434)
Professional fees - other	—	1,119
Severance and other restructuring costs	486	211
Non-GAAP loss from operations	$(5,196)	$(7,461)

Net loss per share per non-GAAP loss from operations, basic	(0.14)	(0.20)
Net loss per share per non-GAAP loss from operations, diluted	(0.14)	(0.20)
Weighted average common shares outstanding, basic	37,521	36,461
Weighted average common shares outstanding, diluted	37,521	36,461

SeaChange International, Inc.

Supplemental Schedule - Revenue Breakout

(Unaudited, amounts in thousands)

	Three Months Ended April 30,
	2020	2019
	(Amounts in thousands)
Product revenue:
Framework	$968	$-
OVP and other	837	1,091
Hardware	1,293	88
Total product revenue	3,098	1,179
Service revenue:
Maintenance and support	2,605	5,239
Framework and support services	948	-
Professional services and other	264	2,067
Total service revenue	3,817	7,306
Total revenue	$6,915	$8,485